EXHIBIT 4.1

Description of the Registrant’s Securities Registered Pursuant
to Section 12 of the Securities Exchange Act of 1934, as amended
The common stock, par value $0.01 per share (“Common Stock”), of Clean Harbors, Inc., a Massachusetts corporation (the “Company,” “we,” “us” or “our”), is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock. These descriptions are in all respects subject to and qualified in their entirety by, and should be read in conjunction with, our Restated Articles of Organization, as amended (our “Charter”), our Amended and Restated By-laws (our “By-Laws”) and the applicable provisions of the Massachusetts Business Corporation Act (the “MBCA”).
General
Our Charter authorizes the issuance of up to 80,000,000 shares of Common Stock and 968,415 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).
Dividends
Subject to the preferential rights of holders of Preferred Stock outstanding, if any, the holders of Common Stock are entitled to receive dividends, if any, when and as declared from time to time by the Board of Directors of the Company (the “Board”) in its discretion, out of assets legally available for the payment of dividends.
Voting
Except as provided by law (or in any certificate of establishment of any series of preferred stock), the holders of Common Stock exclusively possess all voting power, with each holder of shares of Common Stock entitled to one vote on all matters for each share held by such holder. Unless otherwise provided by law, or in the Charter, the By-Laws or a resolution of the Board requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast by a voting group on a matter constitutes a quorum of that voting group for action on that matter.
At a meeting for the election of directors at which a quorum is present, nominees for director are elected to the Board by a majority of the votes cast. For purposes of director elections, a “majority of votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election, with votes cast including votes to withhold authority and excluding abstentions and “broker non-votes” with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors are elected by the vote of a plurality of the votes cast.

Liquidation
Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock.
Listing; Transfer Agent
The Common Stock is traded on the New York Stock Exchange under the symbol “CLH”. The transfer agent for the Common Stock is American Stock Transfer & Trust Company.
Anti-Takeover Effects of Massachusetts Law and Provisions of our Charter and By-Laws
Staggered Board; Action by Written Consent; Director Removal
The MBCA and our By-Laws contain certain anti-takeover provisions. Sections 8.06 and 7.02 of the MBCA provide that Massachusetts corporations which are publicly-held must have a staggered board of directors and that written demand by holders of at least 40% of the outstanding shares of each relevant voting group of shareholders is required for shareholders to call a special meeting unless such corporations take certain actions to affirmatively “opt-out” of such requirements. In accordance with these provisions, our By-Laws provide for a staggered Board consisting of three classes of directors, of which one class is elected each year for a three-year term, and require that written application by holders of at least 25% (which is less than the 40% which would otherwise apply under the MBCA) of our outstanding shares of Common Stock is required for shareholders to call a special meeting. In addition, our By-Laws prohibit the removal by the shareholders of a director except for cause. These provisions could inhibit a takeover of our Company by restricting shareholders’ action to replace the existing directors or approve other actions which a party seeking to acquire us might propose.
Advance Notice Procedures
Our By-Laws contain an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to our Board. At any meeting, shareholders will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board, the Chairman of the Board or other presiding officer or by a shareholder who was a shareholder at the time of giving the notice required under our By-Laws, who continues to be entitled to vote at such meeting and who complies with the notice procedures set forth in Article I, Section 4 of our By-Laws. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.

Authorized But Unissued Shares
Pursuant to our Charter, the Board has the authority, without further action by the shareholders, to issue from time to time up to 80,000,000 shares of Common Stock and 968,415 shares of Preferred Stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The Preferred Stock may be issued in one or more series, and the Board is authorized to fix the voting powers, designations, powers, preferences, and relative, participating, optional or other special rights of the shares of each series and the qualifications, limitations or restrictions thereof, including, without limitation, dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.
Business Combination Statute; Control Share Acquisitions
The Company is subject to the provisions of Chapter 110F of the Massachusetts General Laws, known as the Business Combination Statute. In general, this statute prohibits a Massachusetts corporation with at least 200 shareholders of record from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person becomes an interested shareholder, unless (i) prior to the time such shareholder became an interested shareholder, the board of directors approved the business combination or transaction which resulted in the shareholder becoming interested, (ii) the interested shareholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested shareholder, or (iii) the business combination is approved by both the board of directors and at least two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested shareholder). Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation (unless such person is eligible to file Schedule 13G under the Exchange Act, in which case such percentage is 15%). A “business combination” includes a merger, a stock or asset sale, and certain other transactions resulting in a financial benefit to the interested shareholder. The Company is also subject to Chapter 110D of the Massachusetts General Laws, entitled “Regulation of Control Share Acquisitions.” In general, this statute provides that any shareholder of a corporation subject to this statute who acquires 20% or more of the outstanding voting stock of a corporation may not vote such stock unless the shareholders of the corporation so authorize. The Board may amend our Charter or By-Laws at any time to elect not to be governed by this statute, but such amendment would not apply to an acquisition that occurred prior to the effective date of such amendment.
Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock.

Listing; Transfer Agent
The Common Stock is traded on the New York Stock Exchange under the symbol “CLH”. The transfer agent for the Common Stock is American Stock Transfer & Trust Company.
Anti-Takeover Effects of Massachusetts Law and Provisions of our Charter and By-Laws
Staggered Board; Action by Written Consent; Director Removal
The MBCA and our By-Laws contain certain anti-takeover provisions. Sections 8.06 and 7.02 of the MBCA provide that Massachusetts corporations which are publicly-held must have a staggered board of directors and that written demand by holders of at least 40% of the outstanding shares of each relevant voting group of shareholders is required for shareholders to call a special meeting unless such corporations take certain actions to affirmatively “opt-out” of such requirements. In accordance with these provisions, our By-Laws provide for a staggered Board consisting of three classes of directors, of which one class is elected each year for a three-year term, and require that written application by holders of at least 25% (which is less than the 40% which would otherwise apply under the MBCA) of our outstanding shares of Common Stock is required for shareholders to call a special meeting. In addition, our By-Laws prohibit the removal by the shareholders of a director except for cause. These provisions could inhibit a takeover of our Company by restricting shareholders’ action to replace the existing directors or approve other actions which a party seeking to acquire us might propose.
Advance Notice Procedures
Our By-Laws contain an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to our Board. At any meeting, shareholders will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board, the Chairman of the Board or other presiding officer or by a shareholder who was a shareholder at the time of giving the notice required under our By-Laws, who continues to be entitled to vote at such meeting and who complies with the notice procedures set forth in Article I, Section 4 of our By-Laws. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.
Authorized But Unissued Shares
Pursuant to our Charter, the Board has the authority, without further action by the shareholders, to issue from time to time up to 80,000,000 shares of Common Stock and 968,415 shares of Preferred Stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The Preferred Stock may be issued in one or more series, and the Board is authorized to fix the voting powers, designations, powers, preferences, and relative, participating, optional or other special rights of the shares of each series and the qualifications, limitations or restrictions thereof, including, without limitation, dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.
Business Combination Statute; Control Share Acquisitions
The Company is subject to the provisions of Chapter 110F of the Massachusetts General Laws, known as the Business Combination Statute. In general, this statute prohibits a Massachusetts corporation with at least 200 shareholders of record from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person becomes an interested shareholder, unless (i) prior to the time such shareholder became an interested shareholder, the board of directors approved the business combination or transaction which resulted in the shareholder becoming interested, (ii) the interested shareholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested shareholder, or (iii) the business combination is approved by both the board of directors and at least two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested shareholder). Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation (unless such person is eligible to file Schedule 13G under the Exchange Act, in which case such percentage is 15%). A “business combination” includes a merger, a stock or asset sale, and certain other transactions resulting in a financial benefit to the interested shareholder.
The Company is also subject to Chapter 110D of the Massachusetts General Laws, entitled “Regulation of Control Share Acquisitions.” In general, this statute provides that any shareholder of a corporation subject to this statute who acquires 20% or more of the outstanding voting stock of a corporation may not vote such stock unless the shareholders of the corporation so authorize. The Board may amend our Charter or By-Laws at any time to elect not to be governed by this statute, but such amendment would not apply to an acquisition that occurred prior to the effective date of such amendment.